UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 26, 2016

KENNEDY-WILSON HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33824	26-0508760
(Commission File Number)	(IRS Employer Identification No.)

151 S. El Camino Drive Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD

On February 26, 2016, Kennedy Wilson Europe Real Estate plc (“KWE,” LSE: KWE), issued its results for the period ended December 31, 2015 and a release regarding such results. A copy of the release and the year-end results is furnished herewith as Exhibit 99.1. In addition, on February 26, 2016, KWE posted certain presentation materials on its website. A copy of the presentation is furnished herewith as Exhibit 99.2.

Kennedy-Wilson Holdings, Inc. (the “Company”) currently owns approximately 18.2% of the total issued share capital of KWE. A wholly-owned subsidiary of the Company incorporated in Jersey also serves as KWE’s external manager pursuant to an investment management agreement.

The information in this report (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1 Kennedy Wilson Europe Real Estate plc results for the period ended December 31, 2015 and RNS.

99.2 Kennedy Wilson Europe Real Estate Presentation Materials posted February 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kennedy-Wilson Holdings, Inc.
Date: February 26, 2016

	By:	/S/ JUSTIN ENBODY
Justin Enbody Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Kennedy Wilson Europe Real Estate plc results for the period ended December 31, 2015 and RNS.

99.2	Kennedy Wilson Europe Real Estate Presentation Materials posted February 26, 2016.